                                                                    EXHIBIT 1.01

                                                                       CONFORMED



                                 TERMS AGREEMENT


                                  March 7, 2001



Citigroup Inc.
399 Park Avenue
New York, New York 10043

Attention:   Treasurer

Ladies and Gentlemen:

        We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell $1,500,000,000 aggregate principal amount of its senior debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.800% of the principal amount thereof, plus accrued interest, if any from the date of issuance. The Closing Date shall be March 9, 2001, at 8:30 A.M. at the offices of Dewey Ballantine LLP located at 1301 Avenue of the Americas, New York, New York 10019.

        The Securities shall have the following terms:

Title: ....................................    Floating Rate Notes due March 9, 2004

Maturity: .................................    March 9, 2004

Interest Rate: ............................    One-month LIBOR plus 0.23%, as determined
                                               in the Prospectus Supplement dated March 7, 2001

Interest Payment Dates: ...................    Monthly on the ninth day of each month,
                                               commencing April 9, 2001

Initial Price to Public: ..................    100% of the principal amount thereof,
                                               plus accrued interest, if any, from the
                                               date of issuance

Redemption Provisions: ....................    The Securities are not redeemable by the
                                               Company prior to maturity, except upon
                                               the occurrence of certain events
                                               involving United States taxation, as set
                                               forth in the Prospectus Supplement, dated
                                               March 7, 2001, to the Prospectus, dated
                                               November 21, 2000.

Record Date: ..............................    The business day preceding each Interest
                                               Payment Date

Additional Terms:

        The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC"), the Euroclear System and Clearstream Banking, societe anonyme, or their respective nominees, as described in the Prospectus Supplement relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by such entities and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Sections 11.03 and 11.04 of the Indenture relating to defeasance shall apply to the Securities.

        All the provisions contained in the document entitled "Primerica Corporation -- Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

        Basic Provisions varied with respect to this Terms Agreement:

         (a) all references to Primerica Corporation shall refer to Citigroup Inc.;

         (b) in the second line of Section 2(a), delete "(33-55542), including a prospectus" and insert in lieu thereof "(333-49442), including a prospectus" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statement on Form S-3;

         (c) in the third paragraph of Section 3, delete the phrase "certified or official bank check or checks in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

         (d) in the fifth paragraph of Section 3, delete the phrase "certified or official bank check in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day"

         (e) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global";

         (f) in the ninth line of Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement";

         (g) in the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement"; and

         (h) in the sixth line of Section 10, delete "65 East 55th Street, New York, New York 10022," and insert in lieu thereof "399 Park Avenue, New York, New York 10043."


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        The Company agrees to use its best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange.

        The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

        Each Underwriter further agrees and hereby represents that:

         (a) it has not offered or sold, and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

         (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986, with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

         (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on;

         (d) it will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

         (e) it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Securities and that it will comply with the Securities Selling Prospectus Act (the "SSPA") of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each underwriter has undertaken not to engage in public offering (offentliche Anbieten) in the Federal Republic of Germany with respect to any Securities otherwise than in accordance with the SSPA and any other act replacing or supplementing the SSPA and all the other applicable laws and regulations;

         (f) the Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus Supplement, the Prospectus or any other offering material relating to the Securities; and

         (g) it and each of its affiliates has not offered or sold, and it will not offer or sell, the Securities by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or


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
     otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

        In addition to the legal opinions required by Sections 5(c) and 5(d) of the Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax Considerations For Non-United States Holders" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities.

        John R. Dye, Esq., Associate General Counsel of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is special tax counsel to the Company. Dewey Ballantine LLP is counsel to the Underwriters.

        Please accept this offer no later than 9:00 o'clock p.m. Eastern Standard Time on March 7, 2001 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:


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        "We hereby accept your offer, set forth in the Terms Agreement, dated
March 7, 2001, to purchase the Securities on the terms set forth therein."


                                       Very truly yours,

                                       SALOMON SMITH BARNEY INC.
                                       BANC ONE CAPITAL MARKETS, INC.
                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED
                                       UTENDAHL CAPITAL PARTNERS, L.P.

                                       By: SALOMON SMITH BARNEY INC.

                                       By:  /s/ CHARLES R. FENDIG
                                            ---------------------
                                            Name:  Charles R. Fendig
                                            Title: Director





ACCEPTED:

CITIGROUP INC.

By:  /s/ GUY R. WHITTAKER
     --------------------
     Name:  Guy R. Whittaker
     Title: Treasurer


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                                     ANNEX A



NAME OF UNDERWRITER                                       PRINCIPAL AMOUNT
-------------------                                       ----------------

Salomon Smith Barney Inc.                                 $1,275,000,000
Banc One Capital Markets, Inc.                                75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated            75,000,000
Utendahl Capital Partners, L.P.                               75,000,000
                                                           --------------
     TOTAL                                                 $1,500,000,000
                                                           ==============